Exhibit 10.2

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

RHODE ISLAND LFG GENCO, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) is made effective as of November 17, 2008 by Rhode Island LFG Genco, LLC, a Delaware limited liability company (the “Company”), Ridgewood Olinda, LLC, a Delaware limited liability company (“Olinda”), Ridgewood Electric Power Trust III, a Delaware statutory trust (“Trust III”), Ridgewood Electric Power Trust IV, a Delaware statutory trust (“Trust IV”) and Ridgewood Power B Fund/Providence Expansion, a Delaware statutory trust (“Power B”) (together with their successors and permitted assigns, collectively, the “Members”), and Ridgewood Renewable Power LLC, a limited liability company organized in the State of New Jersey (the “Manager”).

WHEREAS, the Certificate of Formation of the Company was filed with the Delaware Secretary of State on October 23, 2007 pursuant to the Delaware Limited Liability Company Act, as amended (the “Act”) and the Members entered into a Limited Liability Company Agreement for the Company dated as of August 19, 2008 (the “Original LLC Agreement”); and

WHEREAS, the Members wish to amend and restate the Original LLC Agreement to reflect a change in the interests held by the Members in the Company pursuant to the terms of the Contribution Agreement dated as of the date hereof among the Members, among other changes (the “Contribution Agreement”); and

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions contained herein, the parties agree as follows:

ARTICLE I
ORGANIZATION

1.1   Organization.  The Company was initially formed by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on October 23, 2007 pursuant to the Act.  The original Certificate of Formation states that the registered agent and office of the Company in Delaware shall initially be c/o CT Corporation System, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The Certificate of Formation may be restated by the Manager (as hereinafter defined) as provided in the Act or amended by the Manager with respect to the address of the registered office of the Company in Delaware or the name and address of the registered agent of the Company in Delaware or to make corrections required by the Act.  Other additions or amendments of the Certificate of Formation shall be authorized by the Members as provided in Section 2.5.  The Certificate of Formation as so amended from time to time is referred to herein as the “Certificate.”

1.2   Purposes and Powers.  Unless the Manager otherwise determines and subject to the provisions of Section 2.5, the Company shall have authority to engage in any lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company, including without limitation, the powers to:

(a) own and manage some or all of the operations of a landfill gas fired electric generating facility to be located in the town of Johnston, Rhode Island;

(b) conduct its business and operations in any state or territory of the United States or in any foreign country or jurisdiction;

(c) purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property, or any interest therein, wherever situated;

(d) borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned, or invested;

(e) make contracts, including contracts of insurance, incur liabilities and give guaranties, whether or not such guaranties are in furtherance of the business and purposes of the Company, including without limitation, guaranties of obligations of other persons who are interested in the Company or in whom the Company has an interest;

(f) appoint one or more managers of the Company, to employ officers, employees, agents and other persons, to fix the compensation and define the duties and obligations of such personnel, to establish and carry out retirement, incentive and benefit plans for such personnel, and to indemnify such personnel to the extent permitted by this Agreement and the Act;

(g)  indemnify any person in accordance with the Act or otherwise to the extent not prohibited by the Act or other applicable law;

(h) to make donations irrespective of benefit to the Company for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes; and

(i) institute, prosecute, and defend any legal action or arbitration proceeding involving the Company, and to pay, adjust, compromise, settle, or refer to arbitration any claim by or against the Company or any of its assets.

1.3           Principal Place of Business.   The Company’s primary address shall initially be c/o Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450.  The Manager may, after giving notice to the Members (as defined herein), establish and change the Company’s principal place of business.  The Manager may, in its sole discretion, cause the Company to establish other places of business.

1.4   Reservation of Management of Company to Manager.  Subject to the provisions of Section 2.5, the Company shall be managed by a manager which shall have the powers and duties set forth in Article V.  The initial Manager of the company shall be Ridgewood Renewable Power LLC.  The name and address of the Manager shall be listed on Schedule A and said schedule shall be amended from time to time by the Manager to reflect the resignation or removal of the Manager or the appointment of a new or additional Manager pursuant to this Agreement.

1.5   Annual Accounting Period of Company.  The Company’s annual accounting period for financial (“Fiscal Year”) and tax purposes shall be the calendar year or such other appropriate period determined by the Manager.

1.6   Qualification in Other Jurisdictions.  The Manager shall cause the Company to be qualified or registered under the applicable laws of every jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation, the appointment of agents for service of process in such jurisdiction.

1.7   Effect of Act.  Except as otherwise provided in this Agreement or by other applicable law, the business and internal affairs of the Company shall be governed by the Act.  In the event of a conflict between the provisions of this Agreement and the Act, this Agreement shall control to the extent permitted by law.

1.8   Adequate Capitalization.  The Manager shall use commercially reasonable efforts to ensure that the Company’s cash and other assets, cash flow, insurance and other financial resources are sufficient to enable it to meet its reasonably foreseeable liabilities when due.  The Manager shall have no obligation to provide cash or other assets to the Company.

1.9   Separate Books and Accounts.  The Manager shall ensure that:  (a) the books and accounts of the Company are maintained separately from those of the Members and the Manager; (b) there is no commingling of the assets of the Company with those of the Members or the Manager; (c) the Company does not borrow money or other assets from the Members or lend money or other assets to the Members, except on the basis of reasonable documentation and commercially reasonable terms; and (d) the Company shall maintain on a current basis accurate books of account in accordance with financial standards normally applied to business organizations generally similar to the Company in size and business activities.

ARTICLE II
MEMBERS

2.1.           Members.  The Members shall own interests in the profits and losses of the Company as specified on Schedule A (herein the “Membership Interests”).  The Members of the Company, their addresses and Membership Interests shall be listed on Schedule A and said schedule shall be amended from time to time by the Manager to reflect the withdrawal or admission of Members pursuant to the terms of this Agreement.  The Members shall constitute a single class or group of Members of the Company for all purposes of the Act, unless otherwise explicitly provided herein.  The Manager shall notify the Members of changes in Schedule A, which shall constitute the record list of the Members for all purposes.

2.2.   Admission of Additional Members.  Additional persons may be admitted to the Company as Members and may participate in the profits, losses, distributions, allocations and capital contributions of the Company pursuant to the terms established by the Manager, but only with the unanimous Consent of Members holding all of the Membership Interests (as defined in Section 2.5); provided that, upon any assignment by any Member of all or a portion of its Membership Interests to any entity in which Ridgewood Renewable Power LLC is the manager, or managing shareholder or holds a similar position, such entity shall be automatically admitted as a Member without such unanimous Consent and shall be reflected as such on Schedule A hereto. Such Additional Member(s) shall be admitted as Members when all other conditions to admission, as determined by the Manager, have been satisfied.  The Manager shall amend Schedule A by adding the identity, address and Membership Interests of such Additional Member(s).

2.3.           Meeting of Members.  Meetings of Members may be called for any proper purpose at any time by the Manager or the holders of a majority of the Membership Interests.  The Manager or the Members calling the meeting shall determine the date, time and place of each meeting of Members and written notice thereof shall be given by the Manager to each Member not less than seven (7) days or more than thirty (30) days prior to the date of the meeting.  Notice shall be sent to the Members of record as of the date when the meeting is called.  The business of each meeting of Members shall be limited to the purposes described in the notice of the meeting.  A written waiver of notice executed before or after a meeting by a Member or its authorized attorney and delivered to the Manager shall be deemed equivalent to notice of the meeting.  For the purpose of each meeting of Members:

(a) Quorum.  Members holding a majority of the Membership Interests of the Company shall constitute a quorum for the transaction of any business at a meeting of Members.  Members may attend a meeting in person or by proxy.  Members may also participate in a meeting by means of conference by telephone or similar communications equipment that permits all Members present to hear each other.  If less than a quorum of the Members is present, the meeting may be held as adjourned without further notice.  When an adjourned meeting is reconvened, any business may be transacted that might have been transacted at the original meeting.

(b) Chairman of Meeting of Members.  A chairman selected by the Manager shall preside at all meetings of the Members unless the Members elect from the Membership a chairman of the meeting.  The chairman shall determine the order of business and the procedures to be followed at each meeting of Members.

(c) List of Members Entitled to Vote.  The Manager shall make available at any meeting of Members and for a period of ten (10) days prior thereto a complete list of Members entitled to vote at such meeting or any adjournment thereof.  The list shall reflect the current names and addresses of each Member and their Membership Interests and shall be subject to inspection by any Member at the meeting and during the ten-day period prior thereto at the principal office of the Company.

2.4.   Action Without a Meeting.  Any action required or permitted to be taken at any meeting of Members may be taken without a meeting if one or more written consents to such action shall be signed by the holders of the amount of Membership Interests required to approve the action being taken.  Such written consents shall be delivered to the Manager at the primary address or then principal office of the Company and, unless otherwise specified, shall be effective on the date when the first consent is so delivered.  The Manager shall give prompt notice to all Members who did not consent to any action taken by written consent of Members without a meeting.

2.5.   Voting Rights.  Unless otherwise required by the Act, or this Agreement, all actions, approvals and consents to be taken or given by the Members under the Act, this Agreement or otherwise shall require the unanimous affirmative vote or written consent of Members holding the Membership Interests.  Notwithstanding any other provision hereof to the contrary, in the event any Member’s Declaration of Trust (or in the case of Olinda, the Declaration of Trust of Ridgewood Electric Power Trust I (“Trust I”)) requires a vote of the shareholders of such Member or Trust I for that Member to take any specified action, the Company shall not take such action without the approval of such Member or Trust I, as applicable, such Member’s approval to be contingent upon approval of the shareholders of such Member or Trust I, as applicable.

2.6.   Limitation of Liability of Members.  Except as otherwise provided in the Act, no Member of the Company shall be obligated personally for any debt, obligation or liability of the Company or of any future Member, whether arising in contract, tort or otherwise, solely by reason of being a member of the Company.  Except as otherwise provided in the Act, by other applicable law or expressly in this Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the Company, and no Member shall be liable to the Company or any other member for acting in good faith reliance upon the provisions of this Agreement.  No Member shall have any responsibility to restore any negative capital balance in its Capital Account (as defined in Section 3.1) or to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company, except as required by the Act or other applicable law; provided, however, that Members are responsible for their failure to make required Contributions under Section 3.2.  The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members or Manager responsible for the liabilities of the Company.

2.7.   Authority.  Unless specifically authorized by the Manager, no Member that is not the Manager shall be an agent of or have any right, power or authority to act for or bind the Company or to undertake to assume any obligation or responsibility of the Company or of any other Members.

2.8.           No Right to Withdraw.  No Member shall have any right to resign or withdraw from the Company without the consent of the Manager or to receive any distribution or the repayment of its capital contribution except as provided in Section 4.2 and Article VIII upon dissolution and liquidation of the Company.

2.9.   Rights to Information.  Members shall have the right to receive from the Manager upon request a copy of the Certificate and of this Agreement, as amended from time to time, and such other information regarding the Company as is required by the Act, subject to reasonable conditions and standards established by the Manager, as permitted by the Act, which may include, without limitation, withholding or restrictions on the use of confidential information.

2.10.  No Appraisal Rights.  Unless otherwise authorized by the Manager, no Member shall have any right to have its interest in the Company appraised and paid out under the circumstances provided in Section 18-210 of the Act, or under any other circumstances.

ARTICLE III
CAPITAL ACCOUNTS AND CONTRIBUTIONS

3.1   Capital Accounts.  The Company shall establish a capital account (“Capital Account”) for each Member and shall maintain each Capital Account according to the following rules:

(a) A separate Capital Account shall be maintained for each member in accordance with Section 1.704-1(b)(2)(iv) of the United States Treasury Regulations (the “Regulations”), and this Section 3.1 shall be interpreted and applied in a manner consistent with said Section of the Regulations.

(b) Each Member’s Capital Account shall be credited for cash contributions and for the value of non-cash contributions as determined pursuant to Section 3.2 hereof.

(c) The Company shall adjust the Capital Accounts of its Members to reflect revaluations of the Company property whenever the adjustment would be permitted under Regulations Section 1.704-1(b)(2)(iv)(f).  In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Members’ allocable shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Internal Revenue Code of 1986, as amended (the “Code”).  In the event that Code Section 704(c) applies to Company property, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.  In applying clause (ii) of the second preceding sentence and all of the preceding sentence, the provisions of Code Section 704(b) shall apply.

(d) The Capital Accounts shall be maintained for the sole purpose of accounting for allocations of income, gain, loss and deduction among the Members.  The amount of all distributions to Members shall be determined pursuant to Article IV.

3.2   Contributions.  Each Member is making contributions to the capital of the Company (“Contributions”) as set forth in the Contribution Agreement, and each Member may make additional Contributions in amounts requested and determined by the Manager at such times as the Manager may determine.  Except as set forth in the Contribution Agreement, no Member shall be entitled or required to make any capital contributions to the Company.  The Company may borrow from its Members as well as from banks or other lending institutions to finance its working capital or the acquisition of assets upon such terms and conditions as shall be approved by the Manager, and any borrowing from Members shall not be considered Contributions or reflected in their Capital Accounts.  The value of non-cash Contributions made by Members shall be agreed upon by the Members.  No Member shall be entitled to any interest or compensation with respect to its Contribution or any services rendered on behalf of the Company except as specifically provided in this Agreement or approved by the Manager.  No Member shall have any liability for the repayment of the Contribution of any other Member and each Member shall look only to assets of the Company for return of its Contributions.

ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS OF PROFITS

4.1   Distributions of Company Funds.  Except as provided subsequently in this Article, all funds and assets of the Company which are determined by the Manager to be available for distribution shall be distributed to the Members in proportion to their Distributional Interests as specified on Schedule A, provided, however, that the Manager may in its sole discretion determine whether to make a distribution of profits or other assets to the Members and the timing of any such distribution.  The Company, however, shall make no distribution if, immediately after the distribution, the Company’s liabilities would exceed its assets.  No Member shall be entitled to any distribution or payment with respect to its Membership Interests in the Company upon the resignation or withdrawal of such Member except to the extent that the Company exercises its option to purchase the Membership Interests of such Member under Section 8.4.  Distributions may be limited and repayable as provided in the Act.

4.2   Distribution Upon Dissolution.  Proceeds from a sale or liquidation of all or substantially all of the assets of the Company and amounts available upon dissolution, after payment of, or adequate provision for, the debts and obligations of the Company, including the expenses of its liquidation and dissolution, and liabilities to its Manager or Members, if any, other than liabilities to Members for distributions, shall be distributed and applied in the following priorities:

(a) First, to fund reserves to the extent deemed appropriate by the Manager for contingent, conditional, un-matured or other liabilities of the Company not otherwise paid or provided for, provided that, upon the expiration of such period of time as the Manager shall deem advisable, the balance of such reserves remaining after payment of such liabilities shall be distributed as set forth herein;

(b) Second, to Members to satisfy any liabilities for distributions previously determined to be due by the Manager or due under this Agreement; and

(c) Third, to Members in accordance with the positive Capital Account balances of the Members as determined after taking into account all of the Capital Account adjustments for the Company taxable year during which such dissolution or liquidation occurs.

4.3   Distribution of Assets in Kind.  No Member shall have the right to require any distribution of any assets of the Company to be made in cash or in kind.  If the Manager determines to distribute assets of the Company in kind, such assets shall be distributed on the basis of their fair market value as determined by the Manager in its sole discretion.  Any Member entitled to any interest in such assets shall, unless otherwise determined by the Manager, receive separate assets of the Company, and not an interest as tenant-in-common with other Members so entitled in each asset being distributed.  Distributions in kind need not be made on a pro-rata basis, but may be made on any basis which the Manager determines to be reasonable under the circumstances.

4.4   Allocations of Profits and Losses.  No other person shall have any right to any such allocations.  All items of Company income, gain, loss and deduction as determined for book purposes shall be allocated among the Members and credited or debited to their respective Capital Accounts in proportion to their Distributional Interests in accordance with Regulations Section 1.704(b)(2)(iv), so as to ensure to the maximum extent possible (i) that such allocations satisfy the economic effect equivalence test of Regulations Section 1.704-1(b)(2)(ii) and (ii) that all allocations of items that cannot have economic effect (including credits and non-recourse deductions) are allocated to the Members in accordance with their economic interest in the Company as provided in Regulations 1.704-1(b)(3).

4.5   Regulatory Allocations.  Notwithstanding anything to the contrary provided in Section 4.4 above, Profits and Losses shall be specially allocated to the extent necessary to comply with the Regulations under Code Section 704(b) (the “Regulatory Allocations”).

4.6   Tax Allocations.  For each Fiscal Year, each item of income, gain or loss or deduction as calculated for federal and state income tax purposes shall be allocated among the Members so as to appropriately reflect allocations of income, gain, loss and deduction as determined for book purposes pursuant to Section 4.4 hereof.  Unless otherwise required by the Code, the “traditional method” without “curative allocations” provided for in Regulations Section 1.704-3(b) shall apply to all income tax allocations governed by Section 704(c) of the Code and all “reverse Section 704(c) allocations” pursuant to Regulations Section 1.704-1(b)(2)(iv)(f).

ARTICLE V
MANAGEMENT

5.1   Appointing and Removing Manager.  The Company shall have one (1) Manager.  The Members may, at any time and from time to time, increase or decrease the number of Managers, provided, however that at no time shall the number of managers be less than one (1) Manager.

(a) The Members holding all of the Membership Interests may, without liability, appoint or remove the Manager at any time with or without cause.  Any vacancy in the office of Manager shall be filled by the Members as provided herein.

(b) The Manager may, but is not required to, be a Member, and shall hold office for the term specified by the Members or until its successor(s) is(are) chosen and qualified, or upon his earlier death, resignation or removal.

(c) The name and address of the Manager shall be listed on Schedule A and said schedule shall be amended from time to time by the Manager to reflect any change in the Manager’s address, the resignation or removal of the Manager and/or appointment of a new or additional Manager pursuant to this Agreement.

5.2   Resignation of Manager.  The Manager may resign upon at least sixty (60) days prior written notice to the Members (unless notice is waived by them).

5.3   Authority of Manager.  To the maximum extent permitted by the Act, subject to the provisions of Section 2.5, the business and affairs of the Company shall be conducted by or under the direction of the Manager, who shall have and may exercise on behalf of the Company all of its rights, powers, duties and responsibilities under Section 1.2 or as provided by law, including without limitation the right and authority to:

(a) manage the business and affairs of the Company and for this purpose to employ, retain or appoint any officers, employees, consultants, agents, brokers, professionals and other persons in any capacity for such compensation and on such terms as the Manager deems necessary or desirable and to delegate to such persons such of its duties and responsibilities as the Manager shall determine;

(b) enter into, execute, deliver, acknowledge, make, modify, supplement or amend any contracts, documents or instruments in the name of the Company;

(c) borrow money or otherwise obtain credit and other financial accommodations on behalf of the Company on a secured or unsecured basis as provided in Section 1.2(d), and to perform or cause to be performed all of the Company’s obligations in respect of its indebtedness and any mortgage, lien or security interest securing such indebtedness; and

(d) make elections and prepare and file returns regarding any federal, state or local tax obligations of the Company, and to serve as the “Tax Matters Partner” of the Company for purposes of Section 6231(a)(7) of the Code, with power to manage and represent the Company in any administrative proceeding of the Internal Revenue Service.

5.4   Action of Multiple Managers.  If there is more than one Manager, the Members shall determine which actions require the approval of the majoirty of the Managers.  In such event, the Managers may take action either by a meeting of the Managers or by written consent of those Managers.

5.5   Manager Compensation.  The Manager shall not be entitled to any compensation by the Company for the Manager’s services under this Agreement.  The Manager shall be entitled to reimbursement for out-of-pocket expenses incurred by it in managing and conducting the business and affairs of the Company.

5.6   Signing of Agreements.  Any action taken by the Manager, and the signature of the Manager on any agreement, contract, instrument or other document on behalf of the Company, shall be sufficient to bind the Company and shall conclusively evidence the authority of the Manager and the Company with respect thereto.  In signing any agreement or other document on behalf of the Company, the Manager shall expressly identify itself as a manager.

5.7   Use of “LLC” with Company Name.  The Manager shall ensure that the abbreviation “LLC” appears after the name of the Company in all Company stationery, checks, business cards, invoices, advertisements and other media containing the name of the Company and likely to be read, seen or heard by third parties.

5.8   No Misleading Third Parties.  In dealings with third parties on behalf of the Company, the Manager shall identify the Company as the party on whose behalf it is acting and itself as the manager of the Company.  The Manager shall use its best efforts to ensure that third parties with which it deals know and understand that no Member or the Manager is personally liable for any Company obligation.  Any person dealing with the Company, the Manager or any Member may rely upon a certificate signed by the Manager as to (i) the identity of the Manager or Member(s); (ii) any factual matters relevant to the affairs of the Company; (iii) the persons who are authorized to execute and deliver any document on behalf of the Company; and/or (iv) any action taken or omitted by the Company, the Manager or the Member(s).

5.9   Limited Liability of  Manager.  No Manager shall be personally obligated for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being or acting as a Manager of the Company, as the case may be, except that a Manager shall be liable to the Company and its Members for breach of a fiduciary or other duty if such breach involved (i) the breach of the duty of loyalty to the Company or its Members, (ii) acts or omissions not in good faith or which involved intentional misconduct or knowing violations of law, or (iii) a transaction from which the Manager derived an improper personal benefit.

5.10         Indemnification of Manager.  Except as limited by law and subject to the provisions of this Section 5.10, the Company shall indemnify the Manager against all expenses incurred by it in connection with any proceeding in which the Manager is involved as a result of serving in such capacity, except that no indemnification shall be provided for the Manager regarding any matters (i) as to which it shall be finally determined that the Manager did not act in good faith and in the reasonable belief that its action was in the best interests of the Company, (ii) as to which it would be liable to the Company pursuant to Section 5.9 herein, or (iii) with respect to a criminal matter, that it had reasonable cause to believe that its conduct was unlawful.  Subject to the foregoing limitations, with respect to matters claiming the Manager received an improper personal benefit, the Manager may be indemnified for such claims so long as it is not finally determined that the Manager received an improper personal benefit.

(a) Award of Indemnification.  The Company shall be obligated to pay the indemnification applied for by the Manager unless within forty-five (45) days after the application from the Manager the Members holding all of the Membership Interests determine that the Manager is not entitled to such indemnification or the Company is otherwise prohibited from granting such indemnification, provided that, in the event the Manager seeks indemnification in connection with a claim that the Manager received an improper personal benefit or would be liable to the Company under Section 5.9, the Members shall not approve any indemnification unless and until a final determination has been made that the Manager did not receive any improper personal benefit or is not liable to the Company.  If indemnification is denied, the Manager seeking indemnification may request an independent determination of its rights to indemnification by a court, and in such event, the Company shall have the burden of proving that the applicant Manager was ineligible for indemnification under this Article.  Notwithstanding the foregoing, in the case of a proceeding by or in the right of the Company, in which the Manager is adjudged liable to the Company, indemnification hereunder shall be provided to the Manager only upon a determination by a court having jurisdiction that in view of all the circumstances of the case, the Manager is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

(b) Successful Defense.  Notwithstanding any contrary provisions of this Section 5.10, if the Manager has been wholly successful on the merits in the defense of any proceeding in which it was involved by reason of its position as Manager or as a result of serving in such capacity (including termination of investigative or other proceeding without a finding of fault on the part of the Manager), the Manager shall be indemnified by the Company against all reasonable expenses incurred by the Manager in connection therewith.

(c) Advance Payments.  Except as limited by law, expenses incurred by the Manager in defending any proceeding, may be paid by the Company to the Manager in advance of final disposition of the proceeding upon receipt of the Manager’s written undertaking to repay such amount if the Manager is determined pursuant to this Section 5.10 or adjudicated to not be eligible for indemnification, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of the Manager to make repayment; provided, however, that no such advance payment of expenses shall be made if it is determined pursuant to Section 5.10(a), on the basis of circumstances known at the time (without further investigation), that the Manager is  not eligible for indemnification.

(d) Definitions for  Section 5.10.  For purposes of this Section 5.10:

i. “Manager” includes the Initial Manager and each other Manager now or hereafter appointed, and any person serving as an officer of the Company or in a similar executive capacity appointed by the Manager and exercising rights and duties delegated by the Manager, any person serving at the request of the Company or the Members, as the case may be, as a director, manager, officer, employee or other agent of another organization, and any person who formerly served in any of the foregoing capacities;

ii. “expenses” means all costs, including attorneys’ fees and disbursements, actually and  reasonably incurred in defense of a proceeding or in seeking indemnification under this Section 5.10, and except for proceedings by or in the right of the Company or alleging that the Manager received an improper personal benefit, any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a proceeding; and

iii. “proceeding” means any threatened, pending or completed action, arbitration, mediation, suit or other proceeding, whether civil, criminal, administrative or investigative, and any claim which could be the subject of a proceeding.

5.11         Insurance.  The Company shall have the power to purchase and maintain on behalf of any Manager or any officer, agent or employee of the Company or the Manager if acting on behalf of the Company, as the case may be, against any liability or cost incurred by such person in any such capacity or arising out of its status as such, whether or not the Company would have power to indemnify against such liability or cost.

5.12   Heirs and Personal Representatives.  The indemnification provided by Section 5.10 shall inure to the benefit of the heirs and personal representatives of each Manager.

5.13   Non-Exclusivity.  The provisions of this Article as they concern indemnification of the Manager shall not be construed to limit the power of the Company to indemnify the Managers, Members, officers, employees or agents to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law.  The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article.

5.14   Amendment.  The provisions of this Article V may be amended or repealed in accordance with Section 10.4; however, no amendment or repeal of such provisions that adversely affects the rights of the Manager (as defined in Section 5.10) under this Article V with respect to its acts or omissions at any time prior to such amendment or repeal shall apply to the Manager without its consent.

ARTICLE VI
CONFLICTS OF INTEREST

6.1   Transactions with Interested Persons.  Unless entered into in bad faith, no contract or transaction between the Company and its Manager or Members, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Manager or Members have a financial interest or are directors, partners, managers or officers, shall be voidable solely for this reason or solely because the Manager or Member was present or participated in the authorization of such contract or transaction if:

(a) the material facts as to the relationship or interest of the Manager or Member and as to the subject transaction were disclosed or known to the Members and the contract or transaction was authorized by the disinterested Members; or

(b) the contract or transaction was fair to the Company as of the time it was authorized, approved or ratified by the disinterested Members;

and no Manager or Member interested in such contract or transaction, because of such interests, shall be considered to be in breach of this Agreement or liable to the Company, the Manager or any Member, or any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

6.2   Outside Business.  The Manager or any Member may engage or have an interest in other business ventures which are similar to or competitive with the business of the Company, and the pursuit of such ventures, even if competitive, shall not be deemed wrongful or improper so as to give the Company, its Manager or the other Members any rights with respect thereto.  Neither the Manager nor any Member shall be obligated to present an investment opportunity to the Company even if it is similar to or consistent with the business of the Company, and such Member or Manager shall have a right to take for their own account or recommend to others any such investment opportunity.

ARTICLE VII
TRANSFERS AND PLEDGES OF MEMBERSHIP INTERESTS

7.1           General Restrictions on Transfers.  No Member may assign, transfer, pledge or grant a security interest in all or any part of its Membership Interests, except as provided in Section 7.2 and with the prior written approval of the Manager; provided that any Member may assign or transfer all or a portion of its Membership Interests to any entity in which Ridgewood Renewable Power LLC is the manager, managing shareholder or holds a similar position without regard to the provisions of Section 7.2 or any such prior written approval; and provided, further, that any Member may pledge or grant a security interest in all or any part of its Membership Interests to Constellation Energy Commodities Group, Inc. (f/k/a Constellation Power Source, Inc.) (“Constellation”) to secure certain obligations under the Certificate Purchase and Sale Agreement among Constellation, Indeck Maine Energy, LLC, Ridgewood Providence Power Partners, L.P. and Ridgewood Rhode Island Generation, LLC, as amended and as to be assigned by Indeck Maine Energy, LLC to Linwood 0708 LLC without regard to the provisions of Section 7.2 or any such prior written approval.  The Company and its Manager and Members shall be entitled to treat the record owner of a Membership Interest in the Company as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such interest has been received and accepted by the Manager and recorded on the books of the Company.  The Manager may refuse to accept and record an assignment until the end of the next successive quarterly accounting period of the Company.

7.2   Requirements of Transfer.  Except as set forth in Section 7.1, every transfer of a Membership Interest in the Company permitted hereunder, including a transfer permitted by Section 7.5, shall be subject to the following requirements:

(a) The transferee shall establish to the satisfaction of the Manager that the proposed transfer will not cause or result in a breach of any agreement binding upon the Company or any violation of law, including without limitation, federal or state securities laws, and that the proposed transfer would not cause the Company to be an investment company as defined in the Investment Company Act of 1940, as amended.

(b) The transferee shall establish to the satisfaction of the Manager that the transferee is financially responsible and of good character, and that the transfer would not adversely affect the classification of the Company as a partnership for federal tax purposes, terminate its classification as a partnership under Code Section 708, or have a substantial adverse effect with respect to federal income taxes payable by the Company.

(c) The transferee shall execute a counterpart of this Agreement and such other documents or instruments as may be required by the Manager to reflect the provisions hereof.

Until the foregoing requirements are met, the Company need not recognize the transferee for any purpose under this Agreement, and the transferee shall not be admitted as a Member without the consent of Members holding all of the Membership Interests.

7.3           Effect of Transfer.

(a) If the transferee is admitted as a Member or is already a Member and is merely obtaining additional Membership Interests, the Member transferring its Membership Interests in the Company shall be relieved of liability with respect to the transferred interests arising or accruing under this Agreement on or after the effective date of the transfer, unless the transferor affirmatively assumes such liability; provided, however, that the transferor shall not be relieved of any liability for prior distributions and unpaid Contributions unless the transferee affirmatively assumes such liabilities.

(b) Any person who acquires Membership Interests or any part thereof, in any manner, that is not a Prohibited Transfer, whether or not such person has accepted and assumed in writing the terms and provisions of this Agreement or been admitted as a Member, shall be deemed by the acquisition of such interests to have agreed to be subject to and bound by all of the provisions of this Agreement with respect to such interests, including without limitation, the provisions hereof with respect to any subsequent transfer of such interests; provided, however, that notwithstanding the foregoing, the effect of this provision shall not be deemed to require the Manager or the Members to approve any such acquisition or admit any such person as a Member.

7.4   Prohibited Transfers.  Any transfer in violation of any provision of this Agreement shall be null and void and ineffective, shall not be binding upon or be recognized by the Company, and any such transferee shall not be treated as or deemed to be a Member for any purpose.  In the event that any Member shall at any time transfer some or all of its Membership Interests in the Company in violation of any of the provisions of this Agreement, the Company and the other Members, in addition to all rights and remedies at law and equity, shall be entitled to an order restraining or enjoining such transfer, it being expressly acknowledged and agreed that damages at law would be an inadequate remedy for a transfer in violation of this Agreement.  Each Member making a Prohibited Transfer shall be liable to the Company and the other Members for all costs and expenses incurred by the Company as a result of such transfer, including reasonable attorney’s fees and other costs in connection with the obtaining of an order restraining or enjoining such Prohibited Transfer.

7.5   Permitted Transfers.  The following transfers of Membership Interests in the Company shall be permitted, without approval of the Manager under Section 7.1 but shall be subject to the requirements of Section 7.2 hereof:

(a) Transfers in connection with (i) any proceeding under the federal bankruptcy laws or any applicable federal or state laws relating to bankruptcy, insolvency, or the relief of debtors and subject to the requirements and provisions thereof, or (ii) a tax-free reorganization, merger or consolidation of the Company; and

(b) Transfers from one Member to another Member.

7.6   Transfers of Interests by Member-Manager.  A transfer of some or all of the Membership Interests in the Company by a Member who is also a Manager of the Company, shall transfer only the economic interests, rights, duties and obligations of the transferor in its capacity as a Member, and no transferee shall obtain as a result of any such transfer any rights or obligations as the Manager.  The Member-Manager who sells all (but not less than all) of its Membership Interests in the Company as a Member shall be deemed to have tendered its resignation as the Manager to the Company effective on the date of such transfer, and such resignation shall be deemed to have been accepted unless it is specifically rejected in writing within thirty (30) days of such transfer.  The Manager vacancy caused by the sale of such Member-Manager’s Membership Interests shall be filled in accordance with Section 5.1 herein.

7.7   No Dissolution.  The Company shall not be dissolved by the admission of Additional Members or substitute Members in accordance with the terms of this Agreement.

ARTICLE VIII
DISSOLUTION

8.1   Dissolution of Company.  The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

(a) The written consent of all of the Members;

(b) The death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event under the Act that terminates the continued membership of a Member in the Company, unless, within ninety (90) days after the occurrence of such an event, all of the remaining Members agree in writing to continue the business of the Company and subject to the Company’s rights under Section 8.4 herein to purchase the Membership Interests of such withdrawing Member, provided that,  if the subject Member is also the Manager, then the date of the occurrence of such event shall not be deemed to have occurred until the remaining Members have received notice of such event by other means;

(c) The entry of a decree of judicial dissolution under Section 18-802 of the Act;

(d) A consolidation or merger of the Company in which it is not the resulting or surviving entity; or

(e) December 31, 2107.

The Manager shall promptly advise the Members of any dissolution event identified in (b) – (e) above.

8.2   Winding Up and Liquidation of Company; Distribution of Company Assets. Promptly after determining to terminate the legal existence of the Company, the Manager shall act as the Company’s liquidating trustee or may appoint one or more of the Members as liquidating trustee.  Such liquidating trustee shall proceed diligently to wind up the business and internal affairs of the Company and to make final distributions pursuant to Section 4.2 and the Act.  The costs of dissolution and liquidation shall be an expense of the Company.  Until final distribution, the liquidating trustee may continue to operate the business and properties of the Company with all of the power and authority of the Manager.  As promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause an accounting of the Company’s assets, liabilities, operations and liquidating distributions to be given to the Members.

8.3   Date of Termination of Legal Existence of Company.  The Certificate of Cancellation shall be filed upon completion of the distribution of the Company’s assets as provided herein.  The Manager (or such other person(s) as the Act may require or permit) shall file the Certificate of Cancellation with the appropriate office of the State of Delaware, cancel any other filings made pursuant to Article I, and take such other actions as may be necessary and appropriate to terminate the existence of the Company.

8.4   Payments to Terminating Member.  A Terminating Member (defined below) may be entitled to payments as follows:

(a) Voluntary/Involuntary Withdrawal of the Member.  In the event that a Member voluntarily or involuntarily withdraws from the Company other than by way of a Transfer under Article VII (a “Terminating Member”), the Company shall have the option to purchase all or any part of the interests of the Terminating Member at a purchase price determined pursuant to paragraph (b) or paragraph (d) and upon the terms and conditions set forth herein (unless otherwise agreed).  The Terminating Member must give the Company prompt notice of its voluntary withdrawal. The Company’s repurchase option hereunder shall be exercisable in the Company’s sole discretion by giving notice to the Terminating Member or its legal representative any time within ninety (90) days of Company’s receipt of (i) a notice of withdrawal from the voluntarily withdrawing Terminating Member or the legal representative of an involuntarily withdrawing Terminating Member, or (ii) information sufficient to determine that an involuntary withdrawal has occurred or will occur.  Such notice shall provide the number of Membership Interests the Company will repurchase, the purchase price (determined pursuant to paragraph (b) or paragraph (d)) or its election to have an appraisal performed in accordance with Section 8.4(d) below, the proposed closing date and any other applicable terms of the Company’s repurchase.

(b) Purchase Price:  Unless otherwise agreed, the purchase price to be paid to the Terminating Member shall be an amount equal to the positive balance of its Capital Account (after allocating profits and losses of the Company for the partial year ending on the date of termination) or the portion of said positive balance which corresponds to the portion of the Membership Interest of the Terminating Member which the Company has elected to repurchase.  The purchase price may be reduced by (i) the allocable portion of any aggregate loss that the Manager determines in its sole discretion the Company would incur if all of the assets of the Company were sold for the fair market value on the date of termination and (ii) such damages as the Manager determines in its sole discretion have been or will be suffered by the Company as a result of a termination due to the voluntary withdrawal of the Terminating Member without the approval of the Manager.

(c) Payment.  Payment of the purchase price may be made in the Manager’s sole discretion (i) by check made payable to the Terminating Member or to such other person as its legal representative may identify, (ii) by wire transfer to a bank account designated in writing by the Terminating Member or its legal representative, (iii) by delivery of a promissory note to the Terminating Member or its legal representative under which payments shall be made in equal annual installments over a period of not more than ten (10) years with interest at the “applicable Federal Funds rate” for the month in which the repurchase by the Company is closed, which note shall be unsecured and subordinated to all debts and liabilities of the Company, or (iv) by any combination of the foregoing.  Amounts due shall be subject to offset as provided in Section 10.1.

(d) Purchase Price – Appraisal Method.  The Purchase Price for the Company’s repurchase of the Membership Interests of a Terminating Member whose withdrawal is due to his/her death or incapacity, may be determined either (i) in accordance with Section 8.4(b) or (ii) by an independent appraisal obtained in accordance with this Section 8.4(d).  In addition, if the Company or the Terminating Member can demonstrate that the purchase price calculated pursuant to Section 8.4(b) above in connection with a withdrawal under Section 8.4(a) above is unfair to any party or other Member, then that party shall have the right to have the purchase price determined by an independent appraisal in accordance with this Section 8.4(d).  The party seeking the appraisal shall give notice to the other party of its exercise of this right within thirty (30) days after the Company gives notice of its exercise of the option to repurchase some or all of the Terminating Member’s Membership Interests.  Each party shall name an appraiser within fifteen (15) days after the Company’s receipt or delivery of the notice of appraisal.  Within fifteen (15) days of their appointment, the two appraisers chosen by the parties shall name a third appraiser.  The three appointed appraisers shall have thirty (30) days after their appointment to determine the fair market value of the interest of the Terminating Member by a majority vote.

The parties agree to promptly provide the appraisers with such information regarding the Company and the Membership Interests of the Terminating Member as they may reasonably require.  The appraisers’ determination of the fair market value of the interests of the Terminating Member shall be final and binding upon the parties.  Each of the parties shall pay the expenses and fees and the appraiser which it nominates and 50% of the fees and expenses of the third appraiser.

(e) Company’s Right to Assign Repurchase Option.  The Company shall have the right to assign, in its sole discretion, some or all of its rights under an option to repurchase which it has elected to exercise to another Member or a third party to be admitted as a new Member, provided, that the assigned portion of the purchase price shall be payable by check or wire transfer and not by delivery of a note under Section 8.4(c).

(f) No Obligation to Repurchase.  In no event shall the Company be obligated to exercise its option under this Section 8.4, and if a Member becomes bankrupt, no trustee, receiver or creditor shall have any right to require the Company to repurchase the interest of such Member. The Company election not to repurchase any Membership Interests of a Terminating Member under this Section 8.4 shall not affect the Company’s rights to repurchase the same Membership Interests under any other provision of this Agreement or otherwise, or to exercise its rights in connection with any other Terminating Member, and the interests of such Terminating Member not repurchased by the Company shall continue to be subject to all of the provisions of this Agreement.

(g) Effect of Repurchase.  Upon payment by the Company of the Purchase Price at the closing of a repurchase pursuant to this Section 8.4, the Terminating Member shall cease to have any rights with respect to the Membership Interests repurchased by the Company, and if all of its interests in the Company are repurchased, such Terminating Member shall cease to be a Member of the Company.

ARTICLE IX
TERM AND TERMINATION

The term of this Agreement shall begin on the effective date and shall end upon the earlier of the (a) date on which the Company ceases to exist under this Agreement, the Act or other applicable law; and (b) date on which the parties agree to terminate this Agreement.

ARTICLE X
MISCELLANEOUS PROVISIONS

10.1   Offset.  Whenever the Company is obligated to make a distribution or payment to any Member, any amounts that Member owes the Company may be deducted by the Manager from said distribution or payment.

10.2   Entire Agreement.  This Agreement contains the complete agreement between the parties concerning its subject matter, and it replaces all earlier agreements between them, whether written or oral, concerning its subject matter.

10.3   Binding Effect.  Subject to the limitations on transfer set forth in this Agreement, this Agreement is binding on and inures to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

10.4   Amendments.  No amendment of this Agreement or of the Certificate shall be valid unless it is set forth in a writing signed by the Members holding all of the Membership Interests and the Manager.

10.5   Notices.  All notices under this Agreement shall be in writing.  They shall be sent by fax, courier or by registered U.S. mail, return receipt requested, and in both cases by regular mail, to the parties at their respective addresses as stated on Schedule A to this Agreement.  A party may change such party’s address for purposes of this Article 10.5 at any time upon reasonable notice to the other parties and the Manager.  Notices shall be deemed to have been given when actually received.

10.6   Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions as requested by the Manager.

10.7   Waiver of Certain Rights.  Each Member irrevocably waives, to the extent permitted by law, any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.  The failure of any Member to insist upon the strict performance of any part of this Agreement or any obligation hereunder, irrespective of the length of time for which such failure continues, shall not constitute a waiver of such Member’s rights to demand strict compliance herewith in the future.  No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

10.8   Governing Law; Severability.  This Agreement shall be governed exclusively by the laws of the State of Delaware, without regard to its conflict of laws principles.  If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 17th day of November, 2008 effective as of the date first above written.

Ridgewood Olinda, LLC		Rhode Island LFG Genco, LLC
By: Ridgewood Management Corporation, its Manager		By: Ridgewood Renewable Power LLC, its Manager

By:	/s/ Randall D. Holmes	By:	/s/ Randall D. Holmes
Name:	Randall D. Holmes	Name:	Randall D. Holmes
Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

Ridgewood Electric Power Trust III		Ridgewood Electric Power Trust IV
By: Ridgewood Renewable Power LLC, its Managing Shareholder		By: Ridgewood Renewable Power LLC, its Managing Shareholder

By:	/s/ Randall D. Holmes	By:	/s/ Randall D. Holmes
Name:	Randall D. Holmes	Name:	Randall D. Holmes
Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

Ridgewood Electric Power B Fund/Providence Expansion		Ridgewood Renewable Power LLC
By: Ridgewood Renewable Power LLC, its Managing Shareholder
		By:	/s/ Randall D. Holmes
By:	/s/ Randall D. Holmes	Name:	Randall D. Holmes
Name:	Randall D. Holmes	Title:	President and Chief Executive Officer
Title:	President and Chief Executive Officer

SCHEDULE A
As of November 17, 2008

Limited Liability Company Agreement
 of Rhode Island LFG Genco, LLC

Name and Address of Company
Rhode Island LFG Genco, LLC c/o Ridgewood Renewable Power LLC, Manager 947 Linwood Avenue Ridgewood, New Jersey 07450

Name and Address of Manager
Ridgewood Renewable Power LLC 947 Linwood Avenue Ridgewood, New Jersey 07450

Member Name and Address	Total Membership Interests	Distributional Interest
Ridgewood Olinda, LLC c/o Ridgewood Renewable Power LLC 947 Linwood Avenue Ridgewood, New Jersey 07450	6.7800%	6.7800%
Ridgewood Electric Power Trust III c/o Ridgewood Renewable Power LLC 947 Linwood Avenue Ridgewood, New Jersey 07450	19.5636%	19.5636%
Ridgewood Electric Power Trust IV c/o Ridgewood Renewable Power LLC 947 Linwood Avenue Ridgewood, New Jersey 07450	35.2364%	35.2364%
Ridgewood Power B Fund/Providence Expansion c/o Ridgewood Renewable Power LLC 947 Linwood Avenue Ridgewood, New Jersey 07450	38.4200%	38.4200%